Exhibit No 4.3
                           Media Services Group, Inc.

                             STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT (the "Agreement"), dated as of the 30th of April 2004, between Media Services Group, Inc., a Nevada corporation (the "Company"), and Joseph Peters (the "Grantee").

                  The Company hereby grants to the Grantee a stock option (the "Option") to purchase all or any part of an aggregate of 10,000 shares of the Company's common stock, $.01 par value per share (the "Shares"). This Option is intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but the Company does not represent or warrant that the Option qualifies as such.

                  To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1. Confirmation of Grant. The Company hereby evidences and confirms its grant of the Option to the Grantee on the date of this Agreement.

2. Number of Shares. This Option shall be for an aggregate of 10,000 Shares.

3. Exercise Price. The exercise price shall be $8.25 per Share for a total of $82,500.00 (the "Exercise Price").

4. Medium and Time of Payment. The Option shall be exercised by a written notice signed by the Grantee, which identifies this Agreement and states the number of Shares then being purchased (the "Exercise Notice"), delivered to the attention of the Company's Secretary at the Company's principal office in New York, New York. The exercise date shall be the date such notice is received by the Company. Such notice shall be accompanied by (i) cash payment or certified check equal to the Exercise Price; or (ii) a certificate representing Company stock owned by the Grantee, if not subject to any restrictions, with a Fair Market Value equal to the Exercise Price; or (iii) instructions for the Company to withhold from the purchased shares an amount with a Fair Market Value equal to the Exercise Price. "Fair Market Value" means the fair market value of a Share as determined by the Board of reference to the closing price quotation, or, if none, the average of the bid and asked prices, reported on Nasdaq Small Cap or other exchange or quotation system as of the most recent available date with respect to Company's common stock.

                  Upon acceptance of the Exercise Notice and receipt of payment in full, the Company shall cause to be issued a certificate representing the Shares so purchased.

5. Term and Exercise of the Option. The Option shall expire on the 30th of April, 2014 (the "Expiration Date") and may be exercised in whole or in increments in accordance with the following schedule:


(i)     On FIRST ANNIVERSARY                         20% of the Shares.
(ii) On SECOND ANNIVERSARY An additional 40% of the Shares shall vest. (iii) On THIRD ANNIVERSAY Remaining 40% of the Shares shall vest.

6. Nontransferability. The Option may be transferred only by will or the laws of descent and distribution and the Option may be exercised during the Grantee's lifetime only by the Grantee (or by the Grantee's legal representative under the circumstances described in Section 7 hereof).

7. Rights in the Event of the Grantee's Disability. If the Grantee's employment, position as director, or other relationship with the Company and any parent or subsidiary corporation (within the meaning of Section 424(e) and (f) of the Code (each an "Affiliate")) is terminated on account of Disability, the Grantee or the Grantee's legal representative may exercise the Option, to the extent exercisable on the date of the Grantee's termination of employment or other relationship, at any time within six months after termination of employment or other relationship but in no event after the expiration of the term of the Option. The Grantee's "Estate" means the Grantee's legal representative or any person who acquires the right to exercise the Option by reason of the Grantee's death. "Disability" means a medically diagnosable mental or physical condition which the Company's Board of Directors (the "Board") has determined, based on such medical evidence as it may find satisfactory, will prevent a Grantee from performing his or her duties for the Company and is expected to be permanent.

8. Rights in the Event of the Grantee's Death. If the Grantee dies while an employee or director of the Company or any Affiliate or within three months after terminating such employment or other relationship, but in either event while he still has the right to exercise this Option, his Estate may exercise the Option, to the extent exercisable at the date of the Grantee's death, any time within one year after the Grantee's death, but in no event after the expiration of the term of the Option, subject to the provisions of any stockholders agreement of the Company to which Grantee is a party.

9. Rights in the Event of Termination of Employment or Other Relationship. If Grantee's employment, position as director, or other relationship with the Company or any Affiliate is terminated (i) for cause or is otherwise attributable to a breach by the Grantee of an employment or confidentiality or non-disclosure or invention assignment agreement or (ii) voluntarily by the Grantee without good reason (if good reason termination is permitted by Grantee's employment agreement), the Grantee's Option shall expire as of the date of termination of employment or other relationship. The Board of Directors (the "Board") of the Company or the committee shall have the power to determine, in its sole discretion, what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure or invention assignment agreement (where Grantee has entered into an employment agreement with the Company and cause is defined therein, such determination shall be in accordance with such employment agreement), whether Grantee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determination shall be final and conclusive and binding upon the Grantee and all other persons interested or claiming interest under this Agreement. If the Grantee's employment or other relationship is terminated for any reason other than death, Disability, or as described in the preceding sentences of this Section, the Grantee may exercise the Option, to the extent exercisable before the termination, within three months after the termination, but in no event after the expiration of the term of the Option. If the terms of this Section 9 are inconsistent with the terms of any employment agreement between Grantee and the Company, the terms of the employment agreement shall govern.

10. Extension If Grantee Subject to Section 16(b) of the 1934 Act. Notwithstanding the foregoing paragraphs 7, 8 and 9, if the exercise of the Option within the applicable time periods set forth above would subject the Grantee to suit under Section 16(b) of the Securities Act of 1934, as amended, the Option shall remain exercisable to the extent permitted by law until the earliest to occur of (i) the 10th day following the date on which the Grantee would no longer be subject to such suit; (ii) the 360th day after the Grantee's termination of employment or other relationship; provided such termination was due to the death or Disability of the Grantee; (iii) the 90th day after the Grantee's termination of employment or other relationship; provided such termination was not for cause or otherwise attributable to a breach by the Grantee of an employment or confidentiality or non-disclosure or invention assignment agreement; or (iv) the Expiration Date; provided that no additional vesting of the Option shall occur during such periods. Any such extension of the period in which the Option may be exercised may result in the Option ceasing to qualify as an Incentive Stock Option and the Company makes no representation as to the tax consequences of any such delayed exercise. The Grantee agrees to consult with the Grantee's own tax advisors as to the tax consequences to the Grantee of any such delayed exercise.

11. Representations and Warranties of Grantee.

(a) Grantee represents and warrants that this Option is being acquired by Grantee for Grantee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

(b) Grantee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the "1933 Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Grantee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Grantee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Grantee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the 1933 Act and the resulting restrictions on transfer. Grantee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Grantee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the 1933 Act or an exemption from such registration is available, it being understood that the Company is making no representation regarding registration of any Shares.

(c) Grantee hereby acknowledges that, in addition to certain restrictive legends that the securities laws of the state in which Optionee resides may require, each certificate representing the Shares may be endorsed with the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAW OF RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS NOT REQUIRED.


12. Adjustment in the Shares. If the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares shall be increased through the payment of a share dividend, the Grantee shall receive upon exercise of the Option the number and kind of shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. If there shall be any other change in the number or kind of the outstanding Shares, or of any shares or other securities into which the Shares shall have been changed, or for which the Shares shall have been exchanged, then, if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the Option, such adjustment shall be made in accordance with that determination. Notice of any adjustment shall be given by the Company to the Grantee.

13. Stop-Transfer Notices. Grantee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

14. No Limitation on Rights of the Company. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

15. Rights as a Shareholder. The Grantee shall have the rights of a shareholder with respect to the Shares covered by the Option only upon becoming the holder of record of those Shares.

16. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Board may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantee make such covenants, agreements, and representations as the Board, in its sole discretion, considers necessary or desirable.

17. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

18. Agreement Not a Contract of Employment. This Agreement is not a contract of employment, and the terms of employment of the Grantee or the relationship of the Grantee with the Company or any Affiliate shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of employment or relationship with the Company or any Affiliate, nor shall it interfere with the right of the Company or any subsidiary thereof to discharge the Grantee and to treat him without regard to the effect which that treatment might have upon him as a Grantee.

19. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, four days after the date of deposit in the United States mails, to each party at its address set forth above or to such other address as may be designated in a notice given in accordance with this Section.

20. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, Nevada law.

21. Attorneys' Fees. In the event any litigation concerning any controversy, claim or dispute between the parties hereto, arising out or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, reasonable attorneys' fees and reasonable costs incurred therein or in the enforcement or collection of any judgement or award rendered therein. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgement is rendered.

22. Entire Agreement. This Agreement contains all of the understandings and agreements between the Company and its Affiliates, and the Grantee concerning this Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto. The Company, its Affiliates and the Grantee have made no promises, agreements, conditions or understandings either orally or in writing, that are not included in this Agreement.

23. Headings. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Agreement.

24. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

     IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above. Media Services Group, Inc.

__________________________                  By:___________________________
Witness


                                                          Grantee

--------------------------                  ------------------------------
Witness